                                  Exhibit 11.1
              Statement Regarding Calculation of Earnings Per Share

                                                        Basic           Diluted
                                                      EPS number      EPS number             Net         Basic      Diluted
                                                      of shares        of shares           Income         EPS         EPS
                                                     ----------------------------------------------------------------------
3 months ended September 30, 2001                       9,249,804        9,645,722     $ 1,046,443       $0.11       $0.11
3 months ended September 30, 2002                       9,444,258        9,588,205     $ 1,334,181       $0.14       $0.14

3 months ended September 30, 2001                       Basic                            Diluted
                                                     -------------                   ----------------
Average Shares Outstanding                              9,249,804                        9,249,804
Options - Plan 2                                                           153,200
Average Option Price                                                  $       2.64
Total Exercise Cost                                                   $    404,448
Shares Repurchased                                                          32,643
Net Shares from Option - Plan 2                                                            120,557
Options - Plan 3                                                           527,903
Average Option Price                                                  $       6.76
Total Exercise Cost                                                   $  3,563,345
Shares Repurchased                                                         287,598
Net Shares from Option - Plan 3                                                            240,305
Options - Plan 4                                                           425,860
Average Option Price                                                  $      13.03
Total Exercise Cost                                                   $  5,548,956
Shares Repurchased                                                         447,858
Net Shares from Option - Plan 4                                                                  -
Options - EFA Non-qualified                                                 85,500
Average Option Price                                                  $      10.19
Total Exercise Cost                                                   $    871,245
Shares Repurchased                                                          70,318
Net Shares from Option - EFA Non-qualified                                                  15,182
Options - CGB Qualified                                                     59,825
Average Option Price                                                  $      10.53
Total Exercise Cost                                                   $    629,957
Shares Repurchased                                                          50,844
Net Shares from Option - CGB Qualified                                                       8,981
Options - CGB Non-Qualified                                                 72,961
Average Option Price                                                  $      10.54
Total Exercise Cost                                                   $    769,009
Shares Repurchased                                                          62,067
Net Shares from Option - CGB Non-Qualified                                                  10,894
                                                     -------------                   --------------
Gross Shares                                            9,249,804                        9,645,722
Price                                                                 $      12.39

3 months ended September 30, 2002                       Basic                           Diluted
                                                     ------------                  ----------------
Average Shares Outstanding                             9,444,258                         9,444,258
Options - Plan 2                                                          16,983
Average Option Price                                                $       5.09
Total Exercise Cost                                                 $     86,443
Shares Repurchased                                                         8,839
Net Shares from Option - Plan 2                                                              8,144
Options - Plan 3                                                         444,410
Average Option Price                                                $       6.88
Total Exercise Cost                                                 $  3,057,541
Shares Repurchased                                                       312,632
Net Shares from Option - Plan 3                                                            131,778
Options - Plan 4                                                         451,361
Average Option Price                                                $      12.59
Total Exercise Cost                                                 $  5,682,635
Shares Repurchased                                                       581,047
Net Shares from Option - Plan 4                                                                  -
Options - Plan 5                                                          82,044
Average Option Price                                                $       9.30
Total Exercise Cost                                                 $    762,637
Shares Repurchased                                                        77,979
Net Shares from Option - Plan 5                                                              4,025
Options - EFA Non-qualified                                               92,226
Average Option Price                                                $      10.18
Total Exercise Cost                                                 $    938,861
Shares Repurchased                                                        95,998
Net Shares from Option - EFA Non-qualified                                                       -
Options - CGB Qualified                                                   33,433
Average Option Price                                                $      10.45
Total Exercise Cost                                                 $    349,375
Shares Repurchased                                                        35,723
Net Shares from Option - CGB Qualified                                                           -
Options - CGB Non-Qualified                                               15,428
Average Option Price                                                $      11.67
Total Exercise Cost                                                 $    180,045
Shares Repurchased                                                        18,409
Net Shares from Option - CGB Non-Qualified                                                       -
                                                     ------------                  ----------------
Gross Shares                                           9,444,258                         9,588,205
Price                                                               $       9.78

                                                        Basic           Diluted
                                                      EPS number      EPS number           Net          Basic      Diluted
                                                      of shares        of shares         Income          EPS         EPS
                                                     ------------------------------------------------------------------------
9 months ended September 30, 2001                       9,182,260        9,613,331       $ 3,341,732      $0.36        $0.35
9 months ended September 30, 2002                       9,381,389        9,580,300       $ 3,654,781      $0.39        $0.38

9 months ended September 30, 2001                       Basic                             Diluted
                                                     -------------                   ----------------
Average Shares Outstanding                              9,182,260                          9,182,260
Options - Plan 2                                                           161,738
Average Option Price                                                   $      2.62
Total Exercise Cost                                                    $   423,754
Shares Repurchased                                                          33,106
Net Shares from Option - Plan 2                                                              128,632
Options - Plan 3                                                           532,278
Average Option Price                                                   $      6.64
Total Exercise Cost                                                    $ 3,534,326
Shares Repurchased                                                         276,119
Net Shares from Option - Plan 3                                                              256,159
Options - Plan 4                                                           257,148
Average Option Price                                                   $     13.83
Total Exercise Cost                                                    $ 3,556,357
Shares Repurchased                                                         277,840
Net Shares from Option - Plan 4                                                                    -
Options - EFA Non-qualified                                                 85,500
Average Option Price                                                   $     10.19
Total Exercise Cost                                                    $   871,245
Shares Repurchased                                                          68,066
Net Shares from Option - EFA Non-qualified                                                    17,434
Options - CGB Qualified                                                     73,801
Average Option Price                                                   $     10.27
Total Exercise Cost                                                    $   757,936
Shares Repurchased                                                          59,214
Net Shares from Option - CGB Qualified                                                        14,587
Options - CGB Non-Qualified                                                 72,388
Average Option Price                                                   $     10.56
Total Exercise Cost                                                    $   785,537
Shares Repurchased                                                          61,370
Net Shares from Option - CGB Non-Qualified                                                    13,018
Stock Appreciation Rights                                                   99,291
Average SAR Price                                                      $     12.64
Total Exercise Cost                                                    $ 1,255,038
Shares Repurchased                                                          98,050
Net Shares from SARS                                                                           1,241
                                                     -------------                   ----------------
Gross Shares                                            9,182,260                          9,613,331
Price                                                                  $     12.80

9 months ended September 30, 2002                       Basic                          Diluted
                                                     ------------                  ----------------
Average Shares Outstanding                             9,381,389                         9,381,389
Options - Plan 2                                                          72,368
Average Option Price                                               $        2.98
Total Exercise Cost                                                $     215,657
Shares Repurchased                                                        21,184
Net Shares from Option - Plan 2                                                             51,184
Options - Plan 3                                                         451,080
Average Option Price                                               $        6.90
Total Exercise Cost                                                $   3,112,452
Shares Repurchased                                                       305,742
Net Shares from Option - Plan 3                                                            145,338
Options - Plan 4                                                         433,473
Average Option Price                                               $       12.84
Total Exercise Cost                                                $   5,565,793
Shares Repurchased                                                       546,738
Net Shares from Option - Plan 4                                                                  -
Options - Plan 5                                                          27,635
Average Option Price                                               $        9.30
Total Exercise Cost                                                $     257,006
Shares Repurchased                                                        25,246
Net Shares from Option - Plan 5                                                              2,389
Options - EFA Non-qualified                                               87,766
Average Option Price                                               $       10.19
Total Exercise Cost                                                $     894,336
Shares Repurchased                                                        87,852
Net Shares from Option - EFA Non-qualified                                                       -
Options - CGB Qualified                                                   43,853
Average Option Price                                               $       10.65
Total Exercise Cost                                                $     467,034
Shares Repurchased                                                        45,878
Net Shares from Option - CGB Qualified                                                           -
Options - CGB Non-Qualified                                               34,863
Average Option Price                                               $       10.99
Total Exercise Cost                                                $     383,144
Shares Repurchased                                                        37,637
Net Shares from Option - CGB Non-Qualified                                                       -
                                                     ------------                  ----------------
Gross Shares                                           9,381,389                         9,580,300
Price                                                              $       10.18